Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 13a-14(a)

I, Anthony F. Earley, Jr., certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of PG&E Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: February 18, 2015	ANTHONY F. EARLEY, JR.
Anthony F. Earley, Jr.
Chairman, Chief Executive Officer, and President

Exhibit 31.1

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 13a-14(a)

I, Kent M. Harvey, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of PG&E Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: February 18, 2015	KENT M. HARVEY
Kent M. Harvey
Senior Vice President and Chief Financial Officer